SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                          Kayne Anderson Mutual Funds
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
                           KAYNE ANDERSON MUTUAL FUNDS
                    1800 Avenue of the Starts, Second Floor,
                          Los Angeles, California 90067
                                 (800) 231-7414

                                October __, 1999

                 Kayne Anderson Intermediate Tax-Free Bond Fund


NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     A Special Meeting of Shareholders of the Kayne Anderson Intermediate Tax-Free Bond Fund (the "Fund") will be held at the offices of Kayne Anderson Investment Management, LLC, the Adviser to the Fund, 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067 on October __, 1999 at 10:00 a.m. (local time) for the following purposes:

1. To approve a change in the investment objective of the Kayne Anderson Intermediate Tax-Free Bond Fund, which now seeks current income exempt from federal income tax by investing primarily in investment-grade municipal bonds, to instead seek current income exempt from both federal and California personal income taxes by investing primarily in investment-grade California municipal bonds.

2. To approve a change of the Fund's sub-classification under the Investment Company Act of 1940, as amended, from a diversified investment company to a non-diversified investment company, and approve the elimination of the Fund's corresponding investment restriction regarding diversification.

3. To transact such other business as may properly come before the Meeting, or any adjournments thereto.


     Shareholders of record at the close of business on September __, 1999 are entitled to notice of, and to vote at, the Meeting. The Fund is a series of Kayne Anderson Mutual Funds, a Delaware business trust.


/s/
--------------------------------
David J. Shladovsky, Secretary
Kayne Anderson Mutual Funds

                           KAYNE ANDERSON MUTUAL FUNDS

                                 Proxy Statement
                      For a Special Meeting of Shareholders
                         To Be Held on October __, 1999

                 Kayne Anderson Intermediate Tax-Free Bond Fund


INTRODUCTION

     This proxy statement is solicited by the Board of Trustees (the "Board") of Kayne Anderson Mutual Funds (the "KA Trust") for voting at the special meeting of shareholders of the Kayne Anderson Intermediate Tax-Free Bond Fund (the "Fund"), a series of the KA Trust, to be held at 10:00 a.m. (local time) on October __, 1999, at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067, and at any and all adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This proxy statement was first mailed to shareholders on or about October __, 1999.

     Each share of the Fund is entitled to one vote on each Proposal and on each other matter that it is entitled to vote upon at the Meeting. Each valid proxy that we receive will be voted in accordance with your instructions, and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given on an executed proxy that has been returned to us, that proxy will be voted FOR Proposal 1 and FOR Proposal 2. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Trust or by voting in person at the Meeting.

     The presence in person or by proxy of the holders of 40% of the outstanding shares entitled to vote will constitute a quorum for the conduct of business. When a quorum is present, approval of each Proposal will require the affirmative vote of the lesser of (i) 67% of the shares represented at the Meeting if more than 50% of the outstanding shares is represented, or (ii) shares representing more than 50% of the Fund's outstanding shares. The Meeting may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a Meeting to another date and time, whether or not a quorum is present, and the Meeting may be held as adjourned without further notice. A person named in the proxy will vote in favor of adjournment those shares that he is entitled to vote if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal.

     For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present. However, while broker non-votes are considered "present," they are disregarded in calculating the percentage of votes cast in favor of or against a proposal by those "voting securities present" when the voting requirement is based on achieving a percentage of the voting securities present in person or by proxy at the Meeting. In the case of the Proposals, which must be passed by the required percentage of outstanding shares, broker non-votes and abstentions effectively count as a vote against the Proposals.

THE BOARD OF TRUSTEES OF KAYNE ANDERSON MUTUAL FUNDS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL.

     The Board of Trustees of Kayne Anderson Mutual Funds has fixed the close of business on September __, 1999 as the record date (the "Record Date") for determining holders of the Fund's shares entitled to notice of and to vote at the Meeting. Each shareholder will be entitled to one vote for each share held. At the close of business on the Record Date, the following shares were outstanding:


FUND                                                         TOTAL FUND SHARES
----                                                         -----------------

Kayne Anderson Intermediate Tax-Free Bond Fund                 [            ]

     The holders of 5% or more of the outstanding shares of the Fund on the Record Date are listed on EXHIBIT A to this Proxy Statement.

A. BACKGROUND TO THE PROPOSALS

     Kayne Anderson Mutual Funds and Sefton Funds Trust ("Sefton Trust") have agreed to reorganize four mutual funds of the Sefton Trust into four mutual funds from the KA Trust, including the Fund. One of the mutual funds in the Sefton Trust, the Sefton California Tax-Free Fund, has a similar investment objective as the Fund (it is also a tax-exempt bond fund). However, unlike the Fund, the Sefton California Tax-Free Fund is a single-state tax-free bond fund that focuses its investments in California municipal bonds. Because the Fund and the Sefton California Tax-Free Fund have different investment objectives (one is a national tax-free bond fund, the other is a California single-state tax-free bond fund), the Fund would need to change its investment objective to focus on California municipal bonds before such a reorganization could be accomplished. Kayne Anderson Investment Management, LLC, the Adviser to the Fund ("Kayne Anderson"), and the Board of the KA Trust believe that the Fund has better long-term prospects for viability as a California tax-free fund, particularly because it could gain assets through the proposed reorganization with the Sefton California Tax-Free Fund.

     For these reasons, Kayne Anderson and the KA Trust's Board are asking shareholders' approval to change the investment objective of the Fund to one that focuses on California municipal bonds. In connection with that proposed change, Kayne Anderson is also asking shareholders' approval to change the sub-classification of the Fund from a diversified mutual fund to a non-diversified mutual fund so that it can concentrate the Fund's investments in California municipal bonds instead of diversifying its investments in municipalities throughout the United States. It is currently anticipated that Sefton California Tax-Free Fund would not be reorganized into the Fund if either of these Proposals does not pass. Shareholders who are not residents of California, or who otherwise are not subject to California state personal income tax should note that after the change in investment objective, the Fund will no longer be a suitable investment for them.

     The Fund's current fundamental investment objective is to seek current income exempt from federal income tax by investing primarily in investment-grade municipal bonds. In addition, the Fund is currently a diversified mutual fund, which means, with respect to 75% of its total assets, it cannot invest in the securities of any one issuer (other than the U.S. Government and its agencies and instrumentalities) if immediately after and as a result of such investment more than 5% of the total assets of the Fund would be invested in such issuer. Under the Investment Company Act of 1940, as amended (the "1940 Act"), neither the investment objective nor the diversification status can be changed without shareholders' approval. Therefore, in order for Kayne Anderson and the KA Trust to implement the proposed changes further described below, shareholders must approve both proposals.

B.       PROPOSAL 1:

     Proposal 1 is to approve a change in the investment objective of the Kayne Anderson Intermediate Tax-Free Bond Fund, which now seeks current income exempt from federal income tax by investing primarily in investment-grade municipal bonds, to instead seek current income exempt from both federal and California personal income taxes by investing primarily in investment-grade California municipal bonds.

     In connection with that proposed change of objective from a general municipal bond fund seeking income exempt only from federal income tax to a single-state municipal bond fund seeking income exempt from both federal and California income taxes, a number of other changes will occur.

     First, the name of the Fund will be changed to "Kayne Anderson California Intermediate Tax-Free Bond Fund." Second, the investment strategy of the Fund will also be changed. Instead of investing its assets in investment-grade municipal bonds and notes of any state, the Fund will invest primarily in investment-grade California municipal bonds and notes. Even though the Fund will continue to invest its assets so that at least 80% of the Fund's assets will generate income exempt from federal income tax and the federal alternative minimum tax, it will in addition to that strategy invest at least 65% of its total assets in California municipal securities. The quality of the bonds and notes to be purchased, however, will not be changed. The Fund will continue to invest at least 90% of its assets in investment-grade securities. Investment-grade bonds are those rated within the four highest grades by rating agencies such as Standard & Poor's Corporation, Moody's Investors Service, Inc. or Fitch Investor Services. Similar to the existing arrangement, the Fund may continue to invest from time to time in unrated bonds that Kayne Anderson believes are of comparable quality to investment-grade securities. Third, the Fund's dollar-weighted average portfolio maturity will change from a range of three to ten years to a range of five to fifteen years. The Fund's performance will instead be compared to that of the [Merrill Lynch 3 to 7 year California Tax-Free Bond Index.]

     Before shareholders vote on the proposal, however, you should understand these changes cause additional risks. First, a California municipal bond fund should be purchased only by shareholders that are California residents or are otherwise subject to California income tax so that they may fully benefit from the tax-free nature of the income. If Proposal 1 is approved, after the effective date of the change, shareholders who are not California residents will not be able to benefit from the double tax-free nature of the Fund. And, in general, municipal bonds that offer double tax-free benefits provide lower yields than similar bonds that do not provide such an advantage. For this reason, shareholders that are not able to take advantage of the double-tax-free nature of the Fund may see their yield decline. In addition, the Fund, whether before or after the change in investment objective, is not suitable for investors who cannot benefit from the tax-exempt character of its dividends, such as IRAs, qualified retirement plans or tax-exempt entities.

     Also, the Fund's concentration in California municipal bonds may expose shareholders to additional risks compared to a fund that invests in municipal bonds from many states. In particular, the Fund will be vulnerable to any development in California's economy that may weaken or jeopardize the ability of California municipal-bond issuers to pay interest and principal on their bonds. The Fund's objective is to provide income exempt from federal and California state personal income taxes, but some of its income may be subject to the alternative minimum tax.

     Additional risks associated with the Fund's change of investment objective to a California tax-free fund and its related change to a non-diversified mutual fund include the following:

     CREDIT RISK: Although the Fund invests primarily in investment-grade securities, these securities may have some credit risk. Some issuers may not make payments on the municipal or other debt securities held by the Fund. For example, Orange County declared bankruptcy in December 1994. Or, an issuer may suffer deterioration in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in shares of the Fund. As further examples, several regions of California are highly vulnerable to earthquakes, which could strike and create financial stress for a municipality. California's economic dependence on trade with weakened Asian countries could also result in municipal financial problems. A decrease in the quality rating of a bond can affect the bond's liquidity and make it more difficult for the Fund to sell the bond at what the Adviser believes is a fair price.

     POLITICAL RISK: There are special factors that may affect the value of municipal securities and, as a result, the Fund's share price. These factors include political or legislative changes, uncertainties related to the tax status of the securities or the rights of investors in the securities. California has several Constitutional and statutory limits on municipal taxing powers that can restrict the ability of municipal authorities to generate revenue to pay interest due on bonds.

     LACK OF DIVERSIFICATION: The Fund is not diversified, which means it may invest a relatively high percentage of its assets in the obligations of a limited number of issuers. As a result, the Fund may be more susceptible to any single economic, political or regulatory occurrence. The Fund is also particularly susceptible to events affecting issuers in California. In particular, the Fund will be vulnerable to any development in California's economy that may weaken or jeopardize the ability of California municipal-bond issuers to pay interest and principal on their bonds. As a result, the Fund's shares may fluctuate more widely in value than those of a fund investing in municipal bonds from a number of different states. You should consider the greater risk of investing in a single state fund compared to more diversified mutual funds.

C. PROPOSAL 2:

     Proposal 2 is to approve a change of the Fund's sub-classification under the Investment Company Act of 1940, as amended, from a diversified investment company to a non-diversified investment company, and to approve the elimination of the Fund's corresponding investment restriction regarding diversification.

     The Fund is currently a diversified mutual fund. This means, with respect to 75% of the Fund's total assets, it may not invest in the securities in any issuer (other than the U.S. Government and its agencies and instrumentalities) if immediately after and as a result of that investment more than 5% of the total assets of the Fund would be invested in such issuer. The remaining 25% of the Fund's total assets may be invested without being subject to that restriction. Kayne Anderson has proposed to the Board, which it has been approved, a change in the Fund's sub-classification under Section 5(b) of the 1940 Act from "diversified" to "non-diversified" status and the elimination of the investment restriction described above. The Fund, however, intends to continue to comply with the diversification and other requirements of the Internal Revenue Code of 1986, as amended (the "Code"), that are applicable to regulated investment companies like the Fund so that it will not be subject to U.S. federal income taxes on its net investment income.

     Kayne Anderson believes that the requirements under the 1940 Act for diversified funds may, at times, negatively affect the Fund's ability to invest in attractive, suitable securities, given that the Fund's investment objective and geographic scope of investment has been narrowed to focus on a single state (California). For example, many issuers of California municipal bonds are state agencies or instrumentalities that could be regarded as a single issuer for purposes of this diversification requirement. Kayne Anderson believes the change to non-diversified investment status would give the Fund the additional flexibility necessary to invest its assets effectively in California municipal bonds. Accordingly, Kayne Anderson asks that shareholders approve the change of the Fund from a diversified to a non-diversified fund.

     Although the Fund would remain subject to the diversification standards imposed by the Code, a change in the Fund's classification to a non-diversified investment company would permit the Fund to concentrate its investments in fewer issuers than is presently the case. While greater concentration may prove beneficial when the municipal bonds in which the Fund invests prove to be good investments, greater concentration in fewer issuers will also magnify negative performance by any one position, or cause a more magnified loss if any one issuer defaults. Furthermore, because the Fund would be able to invest a relatively higher percentage of its assets in the obligations of a limited number of issuers, it may be more susceptible to any single economic, political or regulatory event than it currently is as a diversified fund.

D. EVALUATION BY THE BOARD OF TRUSTEES

     The Board of Trustees of the Trust met on July 27, 1999 to evaluate the two Proposals. After careful consideration, the Board decided to approve Proposals and authorized that both Proposals be submitted to shareholders for their approval. In approving the two Proposals, the Board determined, in their exercise of their business judgment and in light of their fiduciary duties as Trustees, that the Proposals would be beneficial to shareholders.

     Among the Board's considerations in deciding to approve the Proposals were the following:

[X] The potentially greater number of shareholders and increased assets that would be attracted to a California bond fund

[X] The need for approval of the Proposals in order to proceed with the reorganization of the Sefton California Tax-Free Fund into the Fund, which would increase the Fund's assets.

[X] The absence of any fee increase or other adverse change in the management of the Fund.

[X] The absence of an unreasonable increase in the risks of buying and holding shares of the Fund.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF PROPOSAL 1 AND PROPOSAL 2.

E. OTHER MATTERS TO COME BEFORE THE MEETING

     KA Trust knows of no other matters that are to be brought before the Meeting. However, if any other matters not now known or determined properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

F. SHAREHOLDER PROPOSALS

     The Meeting is a special meeting of shareholders. The Fund is not required to, nor does it intend to, hold regular meetings of its shareholders. If such a meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal promptly to the Trust.

G. OTHER MATTERS TO COME BEFORE THE MEETING

     The Board is not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the persons entitled to vote the shares represented by such proxy the discretionary authority to vote matters in accordance with their best judgment.

     Any shareholder proposal intended to be presented at the next shareholder meeting must be received by the Trust for inclusion in its proxy statement and form of proxy relating to such meeting at a reasonable time before the solicitation of proxies for the meeting is made.

H. OTHER INFORMATION

     You can find more information about Kayne Anderson Mutual Funds' investment policies in the Prospectus and Statement of Additional Information (SAI), which are available free of charge.

     To request a free copy of the Prospectus or SAI, call us at (800) 395-3807. You can review and copy further information about Kayne Anderson Mutual Funds, including the Prospectus or SAI, at the Securities and Exchange Commission's (SEC's) Public Reference Room in Washington, D.C. To obtain information on the operation of the Public Reference Room please call (800) SEC-0330. Reports and other information about Kayne Anderson Mutual Funds are available at the SEC's Web site at WWW.SEC.GOV. You can also obtain copies of this information, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC, Washington, D.C., 20549-6009

     You can find further information about Kayne Anderson Mutual Funds in our annual and semiannual shareholder reports, which discuss the market conditions and investment strategies that significantly affected the Fund's performance during its most recent fiscal period. To request a copy of the most recent annual or semiannual report, please call us at (800) 395-3807.

--------------------------------------------------------------------------------
PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

By order of the Board of Trustees,


/s/ David J. Shladovsky
----------------------------------
David J. Shladovsky, Secretary
Kayne Anderson Mutual Funds

                                    EXHIBIT A


LIST OF FIVE PERCENT SHAREHOLDERS

     As of September __, 1999, the following persons owned of record 5% or more of the shares of the Fund:


NAME                            SHARES                    % OWNERSHIP

[Name]
[Address]                       [          ]              [          %]

[Name]
[Address]                       [          ]              [          %]

[Name]
[Address]                       [          ]              [          %]

                                  FORM OF PROXY

[Shareholder Name]
[Title (if applicable)]
[Address]
[Address]
[Fund Name]
[Shares Held]

                           KAYNE ANDERSON MUTUAL FUNDS
                         SPECIAL MEETING OF SHAREHOLDERS
                 KAYNE ANDERSON INTERMEDIATE TAX-FREE BOND FUND

October __, 1999


SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
KAYNE ANDERSON MUTUAL FUNDS

     The undersigned hereby appoints Allan M. Rudnick and David J. Shladovsky, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Special Meeting of Shareholders of the Kayne Anderson Intermediate Tax-Free Bond Fund (the "Fund"), a separate series of Kayne Anderson Mutual Funds, to be held on October __, 1999, at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067, and at any and all adjournments thereof (the "Meeting"), to vote, as designated below, all shares of the Fund, held by the undersigned at the close of business on September __, 1999. Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

     A signed proxy will be voted in favor of the Proposals listed below unless you have specified otherwise. Please sign, date and return this proxy promptly. You may vote only if you held shares in the Fund at the close of business on September __, 1999. Your signature authorizes the proxies to vote in their discretion on such other business as may properly come before the Meeting including, without limitation, all matters incident to the conduct of the Meeting.

PLEASE VOTE BY FILLING IN THE BOXES BELOW.

     PROPOSAL 1: To approve a change in the investment objective of the Kayne Anderson Intermediate Tax-Free Bond Fund, which now seeks current income exempt from federal income tax by investing primarily in investment-grade municipal bonds, to instead seek current income exempt from both federal and California personal income taxes by investing primarily in investment-grade California municipal bonds.

FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

         PROPOSAL 2: To approve a change of the Fund's sub-classification under the Investment Company Act of 1940, as amended, from a diversified investment company to a non-diversified investment company, and approve the elimination of the Fund's corresponding investment restriction regarding diversification.

FOR [ ]          AGAINST [ ]          ABSTAIN [ ]



Dated:_________________________________________________________________, 1999
         [Shareholder Name]


Dated:_________________________________________________________________, 1999
         [Signature(s) (if held jointly)]


     Please sign exactly as the name or names appear on your shareholder account statement. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give your full title. If shares are held jointly, each shareholder should sign.